UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2010

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                      Results of Operations and Financial Condition.

On August 4, 2010, Geeknet, Inc. (the “Company”), issued a press release announcing its financial results for the second quarter of its 2010 fiscal year, which ended June 30, 2010, the departure of Scott Kauffman, the Company’s President and Chief Executive Officer, and the appointment of Kenneth Langone as interim President and Chief Executive Officer.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Scott L. Kauffman

On August 4, 2010, Scott L. Kauffman resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.

On August 4, 2010, the Company and Mr. Kauffman entered into a Separation Agreement and Release (the “Separation Agreement”) in connection with Mr. Kauffman’s resignation.  The Separation Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Separation Agreement provides for a mutual release of claims by Mr. Kauffman and the Company for claims relating to or arising from Mr. Kauffman’s employment relationship with the Company and certain other matters relating thereto. As additional consideration for the release by Mr. Kauffman, the Separation Agreement provides for (a) the acceleration of the vesting of the options granted to Mr. Kauffman pursuant to option agreements (the “Option Agreements”) under the Company’s 2007 Equity Incentive Plan such that Mr. Kauffman will receive accelerated vesting with respect to that number of shares that otherwise would have vested under the Option Agreements had Mr. Kauffman remained a service provider to the Company through the fifteen-month anniversary of his resignation from the Company, (b) the payment of cash consideration to Mr. Kauffman in an amount equal to $701,250, payable in a lump sum, less applicable withholding, and (c) the Company’s reimbursement of payments made by Mr. Kauffman for continued insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period of twelve (12) months, or until Mr. Kauffman has secured other employment.  The Separation Agreement will be effective as of August 12, 2010 unless revoked by Mr. Kauffman prior to such date.  The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(c)           Appointment of Kenneth Langone as Interim President and Chief Executive Officer

On August 4, 2010, the Board appointed Kenneth Langone, age 74, to serve as the Company’s Interim President and Chief Executive Officer, to serve until the Board has completed its search for a full-time replacement to serve as the Company’s Chief Executive Officer. Mr. Langone currently serves as the Chairman of the Board and was appointed as a director of the Company on July 8, 2010.  Mr. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is also a director of Unifi, Inc. He is a founder of The Home Depot, Inc. and served on its board from 1978 to 2008. Mr. Langone also served as a director of Choicepoint, Inc. from 2002 to 2007 and of General Electric Co. from 1999 to 2005.

There are no family relationships between Mr. Langone and any executive officers, directors, or other employees of the Company.  Mr. Langone has no material interests in any transactions or proposed transactions with the Company.

Mr. Langone will not receive compensation for his engagement as Interim President and Chief Executive Officer beyond the compensation he is currently entitled to receive as the Chairman of the Company’s Board of Directors.

On August 4, 2010, the Company issued a press release regarding its financial results for the second quarter of its 2010 fiscal year, which ended June 30, 2010, the departure of Scott Kauffman, the Company’s President and Chief Executive Officer, and the appointment of Kenneth Langone as interim President and Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release with Scott L. Kauffman, dated August 4, 2010
99.1	Press Release issued by Geeknet, Inc. dated August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President, Chief Financial Officer

Date:  August 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release with Scott L. Kauffman, dated August 4, 2010
99.1	Press Release issued by Geeknet, Inc. dated August 4, 2010